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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549




                                  FORM 8-K


                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                               April 17, 1997
              Date of Report (Date of earliest event reported)


                              JAY JACOBS, INC.
             (Exact name of Registrant as Specified in Charter)


      Washington                0-15934                      91-0698077
    (State or Other       (Commission File No.)           (I.R.S. I.D. No.)
     Jurisdiction
   of Incorporation)



                      1530 Fifth Avenue
                     Seattle, Washington                 98101
           (Address of Principal Executive Offices)    (Zip Code)



                               (206)622-5400
            (Registrant's telephone number, including area code)


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Item 5. Other Events.


          On April 17, 1997, pursuant to an agreement between Jay Jacobs, Chairman, founder and majority shareholder of Jay Jacobs, Inc. (the "Company") and the members of the Postconfirmation Creditors Committee (the "PCC") under the Company's Chapter 11 Plan of Reorganization (the "Plan), the Company accepted the resignations of four of its six directors and reduced the size of its board of directors to five directors. The directors who resigned were David Taylor, owner of The Box Maker, Inc., Gilbert Scherer, President of American Passage Company, Shelley Swerland, daughter of Mr. Jacobs, and William L. Lawrence, Jr., Senior Vice President and Chief Financial Officer of Jay Jacobs, Inc. Three new directors were elected to fill the remaining vacancies. The reconstituted board is comprised of Robert Bartlett, Principal of Bartlett Joseph Associates, Paul Buxbaum, President of Buxbaum, Ginsberg & Associates, Inc., Alan Schlesinger, Chairman, CEO and President of Lamonts Apparel, Inc., Mr. Jacobs, and Rex Steffey, CEO and President of Jay Jacobs, Inc.

          The PCC initially recommended Alan Schlesinger, Chairman, CEO and President of Lamonts Apparel, Inc., as a Director. Mr. Schlesinger joined the Board in April 1997 and subsequently resigned. Mr. Bill Nandor replaced Mr. Schlesinger.

          The agreement was reached to facilitate the resolution of the payment to the prepetition creditors in the amount of approximately $2,500,000 due earlier this year under the Plan (the "1997 Payment"). The PCC members granted an initial moratorium, subject to extension by the PCC members until July 1, 1997 to resolve the 1997 payment.


          To induce the PCC members to grant the moratorium, Mr. Jacobs agreed, among other things to grant to the PCC's designated representative
(a) an irrevocable proxy to vote for a period ending March 31, 1998, all of the 3,312,689 shares of the Company's common stock controlled by Mr. Jacobs and (b) an option, exercisable until October 31, 1998, to purchase 1,000,000 of such shares at an exercise price of $0.30 per share. The grant of the proxy and the option are subject to the execution by Mr. Jacobs and the PCC's representative of definitive agreements. Upon execution of such documents, the Company will amend this Form 8-K to include the information required by Item 1 thereof, as well as any required exhibits.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


(c)  Exhibits.


     10.1 Letter Agreement, dated April 15, 1997, between Mr. Jay Jacobs and the members of the Postconfirmation Creditors Committee, certain provisions of which are consented to by the Company.


     99    Company News Release, dated April 17, 1997


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                                 SIGNATURE


          Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, herewith duly authorized.



                                  JAY JACOBS, INC.






                                  By: /s/ Rex Loren Steffey
                                      Rex Loren Steffey
                                      President and Chief Executive
                                       Officer



Dated: May 2, 1997

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                               EXHIBIT INDEX





     Exhibit No.               Description


       10.1          Letter Agreement, dated April 15,
                     1997, between Mr. Jay Jacobs and
                     the members of the Postconfirmation
                     Creditors Committee, certain provisions
                     of which are consented to by the
                     Company.


       99            Company News Release, dated April 17, 1997.